UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2003

GLOBAL EPOINT, INC.

(Name of small business issuer as specified in its charter)

NEVADA	0-21738	33-0423037
(State or other jurisdiction	(Commission file	(IRS Employer
Of incorporation)	Number)	Identification No.)

1370 W. SAN MARCOS BLVD. SUITE 100, SAN MARCOS, CALIFORNIA 92069

(Address of principal executive offices)

(760) 741-3135

(Issuer’s telephone number)

Item 1. Changes in Control of Registrant

On March 31, 2003, Global ePoint, Inc. (“GEPT”), a Nevada corporation, entered into a Reorganization and Stock Purchase Agreement (“Agreement”) with McDigit, Inc. (“McDigit”), a California corporation, providing for McDigit to become a wholly-owned subsidiary of GEPT. On August 11, 2003, the transaction was completed and a Certificate of Merger was filed with the office of the Secretary of State of California. As a result of the completion, McDigit became a wholly-owned subsidiary of GEPT.

In accordance with the Agreement, 3 members of GEPT’s then existing 4 member Board of directors were retained, 4 members of McDigit’s management were placed on the Board and 4 additional independent directors were placed on the Board. The primary business activities of GEPT will now be those of McDigit’s.

Upon consummation of the merger, GEPT issued a total of 5,383,472 shares of common stock, par value $.03 per share, of GEPT (“Common Stock”) to the shareholders of McDigit and 537,273 shares of Common Stock to those individuals or entities as designated by Black Ink LLC. The shares issued to the McDigit shareholder represents 50.1% of the outstanding shares of GEPT and therefore constitutes a change in control of GEPT.

Item 2. Acquisition or Disposition of Assets

As described in Item 1 herein, on August 11, 2003, GEPT acquired 100% of the issued and outstanding stock of McDigit in exchange for the issuance of an aggregate of 5,920,745 shares of GEPT’s common stock. Upon achievement of financial milestones for the fiscal years 2003, 2004 and 2005, as specified in the Agreement, shareholders of McDigit may be entitled to receive additional shares of Common Stock, with the aggregate of such issuances not to exceed 80% of the total of the then outstanding Common Stock, including options, warrants or similar instruments that may be issued to the equity holders of McDigit pursuant to the Agreement (Subject to a special one time issuance of an additional 5% of the then issued and outstanding shares of Common Stock, which only occurs if McDigit and its subsidiaries achieve $110,000,000 in income before taxes during any one year period in any of 2003, 2004 or 2005).

In connection with the Agreement, the number of members comprising the board of directors of GEPT was increased to eleven. The directors are now comprised of the following:

Keith A. Cannon	—	Director
Darrell L. Richardson	—	Director
Owen Lee Barnett	—	Director
John Pan	—	Director
Toresa Lou	—	Director
Dan Pearlson	—	Director
Sean Fischer	—	Director
Mark McDermott	—	Director
William Dolph, MD	—	Director
John Yuan	—	Director
Jongil Kim	—	Director

Mr. Frederick Sandvick, the prior Chairman of the Board, has continued as the CEO until the Board elects the new officers at which time he has agreed to resign and become an Advisory Director and Consultant of GEPT. For a more detailed description of the Agreement and nature of any material relationship between GEPT or its directors, officers and affiliates, reference is made to Annex A included in GEPT’s definitive Proxy Statement on Schedule 14A (File N0. 001-15775) dated July 1, 2003.

Item 6. Resignation of Registrant’s Directors

As provided for under the Agreement referenced in Item 1 herein, Frederick Sandvick resigned from the Board of Directors on August 11, 2003 and became an Advisory Director to GEPT.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired.

The financial statements required by paragraph (a) of Item 7 of Form 8-K were previously reported in GEPT’s Proxy Statement on Schedule 14A (File No. 001-15775) and are incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by paragraph (b) of Item 7 of Form 8-K was previously reported in GEPT’s definitive Proxy Statement on Schedule 14A (File No. 001-15775) and are incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description
2.1	Reorganization and Stock Purchase Agreement dated March 31, 2003 (incorporated herein by reference to Annex A of GEPT’s definitive Proxy Statement on Schedule 14A (File No. 001-15775).
5.1	Definitive Proxy Statement dated July 1, 2003 on Schedule 14A (File No. 001-15775).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GEPT has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2003

Global ePoint, Inc.

By:	/s/ FREDERICK SANDVICK
Frederick Sandvick Chief Executive Officer